Exhibit 1.1

Omnicom Group Inc.

Omnicom Capital Inc.

Omnicom Finance Inc.

3.625% Senior Notes due 2022

Underwriting Agreement

New York, New York
April 18, 2012

To the Representatives named in Schedule I
hereto of the several Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

Omnicom Group Inc., a corporation organized under the laws of New York (the “Company”), Omnicom Capital Inc., a corporation organized under the laws of Connecticut, and Omnicom Finance Inc., a corporation organized under the laws of Delaware (the Company, Omnicom Capital Inc. and Omnicom Finance Inc., hereinafter collectively referred to as the “Issuers”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its 3.625% Senior Notes due 2022 (the “Securities”) identified in Schedule II hereto, to be issued under an indenture (the “Base Indenture”) dated as of July 1, 2009, between the Issuers and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”) as supplemented by the Third Supplemental Indenture to be dated as of the Closing Date (as defined herein), between the Issuers and the Trustee (the “Supplemental Indenture”). The Supplemental Indenture together with the Base Indenture are herein collectively referred to as the “Indenture.” To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1.                  Representations and Warranties. The Company and the Issuers, where applicable, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)                The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by any Issuer. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against any Issuer or related to the offering has been initiated or threatened by the Commission. The Issuers may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuers will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)               On each Effective Date, the Registration Statement did, at the time of filing of each Preliminary Prospectus such Preliminary Prospectus did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; at the time of filing of each Preliminary Prospectus, such Preliminary Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not

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include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c)                The documents incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package, when they were filed with the Commission, conformed in all material respects with the applicable provisions of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               (i) The Disclosure Package and (ii) each electronic roadshow identified on Schedule V hereto, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e)                (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), each of the Issuers was or is (as the

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case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)                (i) At the earliest time after the filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuers were not and are not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuers be considered an Ineligible Issuer.

(g)               Each Issuer Free Writing Prospectus, including the final term sheet prepared and filed pursuant to Section 5(b) hereof, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h)               KPMG LLP, whose report accompanies the financial statements and supporting schedules included in or incorporated by reference into the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of Regulation S-X under the Act.

(i)                 The financial statements, together with the related schedules and notes, included in or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and consolidated balance sheets and statements of income, equity and comprehensive income and cash flows of the Company and its consolidated subsidiaries for the periods specified and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in or incorporated by reference into the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated therein. The selected financial data included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the financial statements incorporated by reference into the Preliminary Prospectus, the Final Prospectus and the Registration Statement.

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(j)                 Each of the Issuers has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its respective business as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; and none of them are required to qualify as a foreign corporation to transact business in any other jurisdiction, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k)               The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent repurchases by the Company, issuances pursuant to reservations, agreements, incentive stock option plans referred to in the Disclosure Package or Final Prospectus or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package or Final Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(l)                 The Company is a holding company that conducts its business through over 1,000 separate subsidiary entities (each, a “Subsidiary,” and together, the “Subsidiaries”). There is no matter arising out of the organization, existence, capitalization, compliance with laws or contractual or other construction of any agreement of or relating to any such Subsidiary or all of such Subsidiaries in the aggregate that would reasonably be expected to have a Material Adverse Effect.

(m)             Except for such of the following as would not have a Material Adverse Effect, there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary’s capital stock or to pay any indebtedness owed to the Company or any of its other Subsidiaries, (ii) to make any loans or advances to, or investments in, the Company or any of its other Subsidiaries, or (iii) to transfer any of its property or assets to the Company or any of its other Subsidiaries.

(n)               This Agreement has been duly authorized, executed and delivered by the Issuers.

(o)               The Base Indenture has been duly authorized, executed and delivered by the Issuers and constitutes a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be

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limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Supplemental Indenture has been duly authorized by the Issuers and, when executed and delivered by the Issuers and the Trustee, will constitute a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(p)               The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (including, without limitation, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the enforceability of equitable remedies, whether such principles are considered in a proceeding at law or in equity), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(q)               The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Prospectus.

(r)                 No Issuer is in violation of its charter or by laws; and no Subsidiary of the Company is in violation of its charter, by-laws or other organizational documents except for such violations that would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its Subsidiaries may be subject (collectively, “Agreements and Instruments”), except for such defaults violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Issuers in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and the Final Prospectus and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the

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sale of the Securities as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Issuers with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events, liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in (x) any violation of the provisions of the charter or by-laws of the Issuers; (y) the charter or bylaws of the Subsidiaries of the Company or (z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations except (in the case of (y) and (z) only) as would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(s)                No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal suppliers, customers or contractors, which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(t)                 Except as disclosed in the Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its Subsidiaries, taken as a whole, or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(u)               The Company and its Subsidiaries own or possess, or can acquire on reasonable terms adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to continue

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to carry on the business now operated by them in all material respects, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein except for such of the foregoing as would not result in a Material Adverse Effect.

(v)               No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of this Agreement and the Indenture by the Issuers, except (i) such as have been already obtained or (ii) such as may be required by the securities or blue sky laws of the various states in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(w)             The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to continue to conduct the business now operated by them in all material aspects; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to have such Governmental Licenses or to so comply would not, either singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x)               The Company and each of its Subsidiaries have good and marketable title to all real property owned by the Company and such Subsidiary and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) would not, individually or in the aggregate, have a Material Adverse Effect, and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued

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possession of the leased or subleased premises under any such lease or sublease, except for such of the foregoing as would not have a Material Adverse Effect.

(y)               The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)                The Company and its subsidiaries, taken as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries, taken as a whole, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa)            Except as described in the Disclosure Package and the Final Prospectus and except such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company after due inquiry, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the knowledge of the Company after due inquiry, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or Environmental Laws.

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(bb)           The Issuers are not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc)            Omnicom Finance Inc. and Omnicom Capital Inc. are wholly owned subsidiaries of the Company with no independent operations or subsidiaries.

(dd)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

(ee)            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)             Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)           No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

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(hh)           There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ii)               Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

Any certificate signed by any officer of any of the Issuers and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuers, as to matters covered thereby, to each Underwriter.

2.                  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                  Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                  Agreements. The Issuers agree with the several Underwriters that:

(a)                Prior to the termination of the offering of the Securities, none of the Issuers will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuers

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will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives: (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Issuers will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)               To prepare a final term sheet, containing solely a description of final terms the Securities, in the form attached as Schedule IV hereto, and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)                If, at any time prior to the filing of a final prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)               If, at any time when the Final Prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the

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Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)                As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements (which need not be audited) of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                The Company will furnish to each of the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)               The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that (i) would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or (ii) would subject it to payment of taxes, in any jurisdiction where it is not now so subject.

(h)               The Issuers agree that, unless they have obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuers that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuers with the Commission or retained by the Issuers under Rule 433; other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III and Schedule V hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an

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Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                 The Issuers will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuers or any affiliate of the Issuers or any person in privity with the Issuers or any affiliate of the Issuers) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Issuers (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j)                 The Issuers will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)               Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement, the Indenture and the Securities; (iv) the fees and expenses of the Issuers’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

6.                  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations

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and warranties on the part of the Issuers contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

(a)                The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.

(b)               The Company shall have requested and caused Jones Day, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in substantially the form attached as Exhibit A hereto.

(c)                The Company shall have requested and caused Michael O’Brien, general counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in substantially the form attached as Exhibit B hereto.

(d)               The Company shall have requested and caused Gilbride, Tusa, Last & Spellane LLC, special local counsel for Omnicom Capital Inc., to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in substantially the form attached as Exhibit C hereto.

(e)                The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                The Company shall have furnished to the Representatives a certificate of the Issuers, signed by an Executive Vice President and the principal financial or accounting officer of each of the Issuers, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, as well as each electronic roadshow used to offer the securities identified on Schedule V and this Agreement and that:

(i)                 the representations and warranties of the Issuers in this Agreement are true and correct on and as of the Closing Date with the same effect as if made

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on the Closing Date and the Issuers have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)               no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to any of the Issuers’ knowledge, threatened; and

(iii)             since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g)               The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)               Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

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(i)                 Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                 Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and, subject to Section 11 hereof, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

7.                  Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through J.P. Morgan Securities LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                  Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required

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to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) in the first paragraph, the list of Underwriters and their respective participation in the sale of the Securities, (ii) in the third paragraph, the second and third sentences related to concessions and reallowances and (iii) the sixth paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the

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reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Underwriters on the other, the intent of the parties and their relative

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knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, each officer of the Issuers who shall have signed the Registration Statement and each director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.              Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Delaware State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives,

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impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11.              Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.              Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, fax: 212-816-7912; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179 (fax no.:  (212) 834-6081), Attention: High Grade Syndicate Desk – 3rd floor; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 (fax: (646) 855-5958), Attention: High Grade Transaction Management/Legal; or, if sent to the Issuers, will be mailed, delivered or telefaxed to 437 Madison Avenue, New York, New York, 10022 (fax no.:  (212) 415-3470), attention of the Legal Department, and confirmed to it at Jones Day, 222 E. 41st Street, New York, New York, 10017.

13.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.              No Fiduciary Duty. The Issuers hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers and (c) the Issuers’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters). The Issuers agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

15.              Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.

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16.              Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.              Waiver of Jury Trial. The Issuers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.              Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.              Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.              Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus dated February 22, 2012 referred to in paragraph 1(a) above contained in the Registration Statement to be used in connection with the offer and sale of the Securities.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto (including the final term sheet, identified in Schedule III hereto) and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and which are identified in Schedule III hereto.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 2:08 p.m. New York City time on April 18, 2012.

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“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 used in connection with the offering of the Securities.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 used in connection with the offering of the Securities.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, 430B and 430C, as amended on each Effective Date and at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B,” “Rule 430C” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

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Very truly yours,

Omnicom Group Inc.

By:   /s/ Randall J. Weisenburger
Name: Randall J. Weisenburger
Title: Executive Vice President and Chief Financial Officer

Omnicom Finance Inc.

By:   /s/ Randall J. Weisenburger
Name: Randall J. Weisenburger
Title: Chief Executive Officer

Omnicom Capital Inc.

By:   /s/ Dennis E. Hewitt
Name: Dennis E. Hewitt
Title: Chief Executive Officer

Underwriting Agreement Signature Page

The foregoing Agreement is hereby confirmed and accepted
as of the date specified in Schedule I hereto.

By: Citigroup Global Markets Inc.

By:  /s/ Brian D. Bednarksi
Name: Brian D. Bednarski
Title: Managing Director

By: J.P. Morgan Securities LLC

By:   /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

By: Merrill Lynch, Pierce, Fenner & Smith

Incorporated

By:    /s/ Keith Harman
Name: Keith Harman
Title: Managing Director

For themselves and the other several Underwriters, if any,
named in Schedule II to the foregoing Agreement.

Underwriting Agreement Signature Page

SCHEDULE I

Underwriting Agreement dated April 18, 2012

Registration Statement No. 333-179573

Representatives: Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Title, Purchase Price and Description of Securities:

Title: 3.625% Senior Notes due 2022

Principal amount: $750,000,000

Purchase price (include accrued
interest or amortization, if
any): 98.917% per Senior Note

Sinking fund provisions: None.

Redemption provisions: Make Whole Spread: 30 basis points

Closing Date, Time and Location: April 23, 2012 at 10:00 a.m. New York City time at Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): April 24, 2012

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$105,000,000
J.P. Morgan Securities LLC	114,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	105,000,000
HSBC Securities (USA) Inc.	78,750,000
Wells Fargo Securities, LLC	78,750,000
BNP Paribas Securities Corp.	63,750,000
Mitsubishi UFJ Securities (USA), Inc.	63,750,000
Deutsche Bank Securities Inc.	33,000,000
Moelis & Company LLC.	24,000,000
Banca IMI S.p.A.	13,500,000
Barclays Capital Inc.	13,500,000
Mizuho Securities USA Inc.	13,500,000
SMBC Nikko Capital Markets Limited	13,500,000
U.S. Bancorp Investments, Inc.	13,500,000
ANZ Securities, Inc.	4,500,000
Danske Markets Inc.	4,500,000
ING Financial Markets LLC	4,500,000
The Williams Capital Group, L.P.	3,000,000
Total	$750,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Pricing Term Sheet, dated April 18, 2012, for $750,000,000 aggregate principal amount of 3.625% Senior Notes due 2022, filed on April 18, 2012 with the Commission by the Company pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

FORM OF PRICING TERM SHEET

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-179573
April 18, 2012

Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Inc.

$             % Senior Notes due 2022

Pricing Term Sheet

Co-Issuers
Title of Securities:
Principal Amount:
Coupon:
Interest Payment Dates:
Initial Interest Payment Date:
Maturity Date:
Benchmark Treasury:
Benchmark Treasury Yield:
Spread to Treasury:
Re-offer Yield:
Price to Public (Issue Price):
Optional Redemption:
Trade Date:
Settlement Date (T+3):
CUSIP:
ISIN:
Joint Book-Running Managers:
Co-Managers

An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, ratings agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to review, revision, supervision, reduction or withdrawal at any time Moody’s, Standard & Poor’s and Fitch Ratings. Each of the security ratings above should be evaluated independently of any other security rating.

The issuers have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuers have filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897. Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE V

1. Electronic (Bloomberg) road show of the Company relating to the offering of the Securities dated April 18, 2012

EXHIBIT A

OPINION OF COUNSEL FOR THE COMPANY

Opinion of counsel for the Company to be delivered pursuant to Section 6(b) of the Underwriting Agreement.

1.	The Company is a corporation existing and in good standing under the laws of the State of New York. Omnicom Finance Inc. is a corporation existing and in good standing under the laws of the State of Delaware. Each of the Company and Omnicom Finance Inc. has the corporate power and authority to conduct their respective businesses and to own or lease their respective properties as described in the Final Prospectus.
2.	The Underwriting Agreement has been authorized by all necessary corporate action of, and executed and delivered by, each of the Company and Omnicom Finance Inc.
3.	The Indenture has been authorized by all necessary corporate action of, and executed and delivered by, each of the Company and Omnicom Finance Inc. The Indenture constitutes a valid and binding obligation of each of the Issuers, enforceable against the Issuers in accordance with its terms.
4.	The Securities have been authorized by all necessary corporate action of, and executed by, each of the Company and Omnicom Finance Inc. When the Securities are authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Securities will have been validly issued and delivered by each of the Issuers and will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.
5.	No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Underwriting Agreement and the Indenture by the Issuers, or in connection with the issuance or sale of the Securities by the Issuers to the Underwriters, except (i) such as may be required under state securities or blue sky laws or (ii) such as have been obtained or made under the Securities Act of 1933, the Securities Exchange Act of 1934 or the Trust Indenture Act of 1939.
6.	The (i) execution, delivery and performance of (A) the Indenture by the Issuers and (B) the Underwriting Agreement by the Issuers, (ii) issuance and sale of the Securities by the Issuers and (iii) compliance with the terms and provisions thereof by the Issuers will not violate any law or regulation known to Jones Day to be generally applicable to transactions of this type, or will not violate or result in a default under any of the terms and provisions of the charter or bylaws of the Company or Omnicom Finance Inc. or any agreement to which any of the Issuers is a party or bound (the opinion being limited (i) to those agreements identified on the attached exhibit and (ii) in that Jones Day expresses no opinion with respect to any violation or default (a) not readily ascertainable from the face of any such order, decree or agreement, (b) arising under or based upon any cross-default provision insofar as it relates to a violation or default under an agreement not identified on the attached exhibit or (c) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).
7.	Each of the Issuers is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.
8.	The statements contained in the Time of Sale Information and the Final Prospectus under the captions “Material United States Federal Income Tax Considerations,” “Description of Notes” and “Descriptions of Debt Securities,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents in all material respects.

EXHIBIT B

OPINION OF GENERAL COUNSEL OF THE COMPANY

Opinion of general counsel for the Company to be delivered pursuant to Section 6(c) of the Underwriting Agreement.

1. The Company is a corporation duly incorporated under the laws of the State of New York.

2. To the general counsel’s knowledge, the (i) execution, delivery and performance of (A) the Indenture by the Issuers and (B) the Underwriting Agreement by the Issuers, (ii) issuance and sale of the Securities by the Issuers and (iii) compliance with the terms and provisions thereof by the Issuers, as applicable, will not violate any order or decree of any court, arbitrator or governmental agency that is binding upon the Issuers or their respective properties.

3. To the general counsel’s knowledge, (i) there are no material franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Final Prospectus in order to make the information therein correct in all material respects and not materially misleading that are not described or referred to in the Registration Statement or the Final Prospectus, other than those described or referred to therein or incorporated by reference thereto, and the description thereof or references thereto are correct in all material respects; and (ii) there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body which could reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the consummation by the Company of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder which is not adequately disclosed in the Registration Statement or the Final Prospectus.

4. Except as otherwise disclosed in the Preliminary Prospectus and the Final Prospectus, to the general counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act to include such securities with the Securities registered pursuant thereto.

EXHIBIT C

OPINION OF COUNSEL FOR OMNICOM CAPITAL INC.

Opinion of special local counsel for Omnicom Capital Inc. to be delivered pursuant to Section 6(c) of the Underwriting Agreement.

1. Omnicom Capital Inc. is a corporation duly incorporated, existing and in good standing under the laws of the State of Connecticut with the corporate power and authority to conduct its business and to own or lease its property as described in the Final Prospectus.

2. The Underwriting Agreement has been authorized by all necessary corporate action of, and executed and delivered to the Representatives by Omnicom Capital Inc.

3. The Indenture has been authorized by all necessary corporate action of, and executed and delivered to the Representatives by Omnicom Capital Inc.

4. The Securities have been authorized by all necessary corporate action of, and executed by Omnicom Capital Inc.

5. The (i) execution, delivery and performance of (A) the Indenture by Omnicom Capital Inc. and (B) the Underwriting Agreement by Omnicom Capital Inc., (ii) issuance and sale of the Securities by Omnicom Capital Inc. and (iii) compliance with the terms and provisions thereof by the Omnicom Capital Inc. will not violate or result in a default under any of the terms and provisions of the certificate of incorporation or bylaws of Omnicom Capital Inc.